
Schedule of Computations for Each Performance Quotation Provided in the Registration Statement


                                      ONE YEAR          FIVE YEAR         TEN YEAR
(1) TOTAL RETURN                    TOTAL RETURN       TOTAL RETURN      TOTAL RETURN
     (A) NET INITIAL INVESTMENT      $1,000.00          $1,000.00        $1,000.00
                 divided by                  /                  /                /
       NET ASSET VALUE ON
       PURCHASE DATE                  $19.7243            $9.5717          $5.0215
               equals                        =                  =                =
       NUMBER OF SHARES PURCHASED        50.70             104.47           199.14

     (B) NET ASSET VALUE AT THE
            END OF TIME PERIOD        $25.3499           $25.3499         $25.3499
               multiplied by                 x                  x                x
       NUMBER OF SHARES PURCHASED         50.7             104.47           199.14
                equals                       =                  =                =
       ENDING VALUE                  $1,285.24          $2,648.30        $5,048.18

     (C) ENDING VALUE                $1,285.24          $2,648.30        $5,048.18
                 minus                       -                  -                -
       INITIAL INVESTMENT            $1,000.00          $1,000.00        $1,000.00
                 equals                      =                  =                =
       TOTAL DOLLAR RETURN             $285.24          $1,648.30        $4,048.18

     (D) TOTAL DOLLAR RETURN           $285.24          $1,648.30        $4,048.18
               divided by                    /                  /                /
       INITIAL INVESTMENT            $1,000.00          $1,000.00        $1,000.00
            multiplied by 100                x                  x                x
                equals                     100                100              100
       TOTAL RETURN FOR THE PERIOD
         EXPRESSED                           =                  =                =
               AS A PERCENTAGE           28.52%            164.83%          404.82%


(2) AVERAGE ANNUAL TOTAL RETURN

Average annual total return quotations for the one, five and ten year periods ending 30-Jun-98 are computed using the formula below:

                         P (1+T)**n = ERV

     Where:    P    =  a hypothectical initial investment of $1,000

               T    =  average annual total return

               **   =  to the power of

               n    =  number of years

               ERV  =  ending value of a hypothetical $1,000 investment as of the end of the one, five and ten year periods computed in accordance with the formula shown in (1) above.

     Thus:

      ONE YEAR AVERAGE            FIVE YEAR AVERAGE          TEN YEAR AVERAGE
       ANNUAL RETURN                ANNUAL RETURN              ANNUAL RETURN
$1,000 (1+T)**1 = $1,285.24 $1,000(1+T)**5 = $2,648.30 $1,000(1+T)**10 = $5,048.18

               T = 28.52%                  T = 21.50%                  T = 17.57%